Exhibit 10.6

ENCORE CAPITAL GROUP, INC.
2017 INCENTIVE AWARD PLAN

RESTRICTED STOCK GRANT NOTICE
Encore Capital Group, Inc. (the “Company”) has granted to the participant listed below (“Participant”) the shares of Restricted Stock (the “Restricted Shares”) described in this Restricted Stock Grant Notice (the “Grant Notice”), subject to the terms and conditions of the Encore Capital Group, Inc. 2017 Incentive Award Plan (as amended from time to time, the “Plan”) and the Restricted Stock Agreement attached as Exhibit A (the “Agreement”), both of which are incorporated into this Grant Notice by reference. Capitalized terms not specifically defined in this Grant Notice or the Agreement have the meanings given to them in the Plan.

Participant:
Grant Date:
Number of Restricted Shares:
Vesting Commencement Date:
Vesting Schedule:	[To be specified in individual award agreements]

By accepting (whether in writing, electronically or otherwise) the Restricted Shares, Participant agrees to be bound by the terms of this Grant Notice, the Plan and the Agreement. Participant has reviewed the Plan, this Grant Notice and the Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Grant Notice and fully understands all provisions of the Plan, this Grant Notice and the Agreement. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan, this Grant Notice or the Agreement.

ENCORE CAPITAL GROUP, INC.	PARTICIPANT

By:	Name:
Name:
Title:

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RESTRICTED STOCK AGREEMENT
ARTICLE I.
GENERAL
1.1    Issuance of Restricted Shares. The Company will issue the Restricted Shares to Participant effective as of the Grant Date set forth in the Grant Notice and will cause (a) a stock certificate or certificates representing the Restricted Shares to be registered in Participant’s name or (b) the Restricted Shares to be held in book-entry form. If a stock certificate is issued, the certificate will be delivered to, and held in accordance with this Agreement by, the Company or its authorized representatives and will bear the restrictive legends required by this Agreement. If the Restricted Shares are held in book-entry form, then the book-entry will indicate that the Restricted Shares are subject to the restrictions of this Agreement.
1.2    Incorporation of Terms of Plan. The Restricted Shares are subject to the terms and conditions set forth in this Agreement and the Plan, which is incorporated herein by reference. In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan will control.
1.3    Defined Terms. Capitalized terms not specifically defined in this Agreement have the meanings specified in the Grant Notice or, if not defined in the Grant Notice, in the Plan. [In addition, for purposes of this Agreement:
(a)    “Cause” is defined as (i) Participant’s failure to adhere to any written policy of the Company that is legal and generally applicable to employees or other Service Providers of the Company; (ii) Participant’s failure to substantially perform Participant’s duties, which failure amounts to a repeated and consistent neglect of Participant’s duties; (iii) the appropriation (or attempted appropriation) of a material business opportunity of the Company, including attempting to secure or securing any personal profit in connection with any transaction entered into on behalf of the Company; (iv) the misappropriation (or attempted misappropriation) of any of the Company’s funds or property; (v) the conviction of, or the entering of a guilty plea or plea of no contest with respect to, a felony, the equivalent thereof, a crime of moral turpitude or any other crime with respect to which imprisonment is a possible punishment; (vi) conduct materially injurious to the Company’s reputation or business; or (vii) willful misconduct.
(b)    “Disability” is defined as a disability as determined in accordance with the Company’s (or the applicable Subsidiary’s) long-term disability plan or program in effect on the date that the disability first occurs, or if no such plan or program is in effect on the date that the disability first occurs, then a disability as defined under Section 22(3)(3) of the Code.
(c)    “Good Reason” is defined as any of the following reasons: (i) a material reduction in Participant’s base compensation; (ii) a material reduction in Participant’s authority, duties or responsibilities; (iii) a material reduction in the authority, duties or responsibilities of the person to whom you report; (iv) a material reduction in the budget over which Participant retain authority; or (v) a material change in the location at which Participant provides services for the Company (which is defined as any relocation by the Company of Participant’s employment or service to a location that is more than 35 miles from Participant’s present office location and is more than 35 miles from Participant’s primary residence at the time of such relocation, without Participant’s consent); provided, that in order to constitute “Good Reason”, (x) Participant must provide written notice of the “Good Reason” condition to the Company within 90 days after the initial existence of such condition, (y) the Company must not have cured such condition within 30 days of receipt of Participant’s written notice or it must have stated unequivocally in writing that it does not intend to attempt to cure such condition; and (z) Participant resigns from employment within 12

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months following the end of the period within which the Company was entitled to remedy the condition constituting Good Reason but failed to do so.]
ARTICLE II.
VESTING, FORFEITURE AND ESCROW
2.1    Vesting. The Restricted Shares will become vested Shares (the “Vested Shares”) according to the vesting schedule in the Grant Notice except that any fraction of a Share that would otherwise become a Vested Share will be accumulated and will become a Vested Share only when a whole Vested Share has accumulated. [In addition, in the event of (i) Participant’s termination of employment by the Company without Cause or Participant’s resignation of employment for Good Reason, in either case, within 60 days prior to a Change in Control (as defined in the Plan) or on or within 12 months following a Change in Control or (ii) Participant’s Termination of Service as a result of Participant’s death or Disability, in any case, the Restricted Shares will vest in full and become Vested Shares. In the event of a termination of employment without Cause or for Good Reason prior to a Change in Control, such accelerated vesting will occur immediately prior to a Change in Control.][Note: Accelerated vesting will be provided in agreements granted to employees at the level of Vice President and above.]
2.2    Forfeiture. In the event of Participant’s Termination of Service for any reason, Participant will immediately and automatically forfeit to the Company any Shares that are not Vested Shares (the “Unvested Shares”) at the time of Participant’s Termination of Service, except as otherwise determined by the Administrator or provided in a binding written agreement between Participant and the Company. [Notwithstanding the generality of the foregoing, if Participant’s termination of employment by the Company without Cause or Participant’s resignation of employment for Good Reason, in either case, occurs prior to a Change in Control, then the Unvested Shares will remain outstanding and eligible to vest in accordance with Section 2.1 hereof if and only if a Change in Control occurs within 60 days following such termination of employment, and if a Change in Control does not occur within such 60-day period the Unvested Shares will immediately and automatically be forfeited upon the expiration of such 60-day period.][Note: Accelerated vesting will be provided in agreements granted to employees at the level of Vice President and above.] To the extent permitted by Applicable Law, the Administrator, in its sole discretion, may determine whether Participant’s service shall be considered interrupted in the case of any leave of absence approved by that party, including sick leave, military leave or any other personal leave. Notwithstanding the foregoing, a leave of absence shall be not treated as a Termination of Service for purposes of vesting to such extent, and as may be, provided in the Company’s leave of absence policy, in the written terms of any leave of absence agreement or policy applicable to Participant, or as otherwise required by Applicable Law. Upon forfeiture of Unvested Shares, the Company will become the legal and beneficial owner of the Unvested Shares and all related interests and Participant will have no further rights with respect to the Unvested Shares.
2.3    Escrow.
(a)    Unvested Shares will be held by the Company or its authorized representatives until (i) they are forfeited, (ii) they become Vested Shares or (iii) this Agreement is no longer in effect. By accepting this Award, Participant appoints the Company and its authorized representatives as Participant’s attorney(s)-in-fact to take all actions necessary to effect any transfer of forfeited Unvested Shares (and Retained Distributions (as defined below), if any, paid on such forfeited Unvested Shares) to the Company as may be required pursuant to the Plan or this Agreement and to execute such representations or other documents or assurances as the Company or such representatives deem necessary or advisable in connection with any such transfer. The Company, or its authorized representative, will not be liable for any good faith act or omission with respect to the holding in escrow or transfer of the Restricted Shares.

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(b)    All cash dividends and other distributions made or declared with respect to Unvested Shares (“Retained Distributions”) will be held by the Company until the time (if ever) when the Unvested Shares to which such Retained Distributions relate become Vested Shares. The Company will establish a separate Retained Distribution bookkeeping account (“Retained Distribution Account”) for each Unvested Share with respect to which Retained Distributions have been made or declared in cash and credit the Retained Distribution Account (without interest) on the date of payment with the amount of such cash made or declared with respect to the Unvested Share. Retained Distributions (including any Retained Distribution Account balance) will immediately and automatically be forfeited upon forfeiture of the Unvested Share with respect to which the Retained Distributions were paid or declared.
(c)    As soon as reasonably practicable following the date on which an Unvested Share becomes a Vested Share, the Company will (i) cause the certificate (or a new certificate without the legend required by this Agreement, if Participant so requests) representing the Share to be delivered to Participant or, if the Share is held in book-entry form, cause the notations indicating the Share is subject to the restrictions of this Agreement to be removed and (ii) pay to Participant the Retained Distributions relating to the Share.
2.4    Rights as Stockholder. Except as otherwise provided in this Agreement or the Plan, upon issuance of the Restricted Shares by the Company, Participant will have all other rights of a stockholder with respect to the Restricted Shares, including the right to vote such Restricted Shares and, subject to Section 2.3(b) hereof, to receive dividends or other distributions paid or made with respect to the Restricted Shares;.
ARTICLE III.
TAXATION AND TAX WITHHOLDING
3.1    Representation. Participant represents to the Company that Participant has reviewed with Participant’s own tax advisors the tax consequences of the Restricted Shares and the transactions contemplated by the Grant Notice and this Agreement. Participant is relying solely on such advisors and not on any statements or representations of the Company or any of its agents.
3.2    Section 83(b) Election. If Participant makes an election under Section 83(b) of the Code with respect to the Restricted Shares, Participant will deliver a copy of the election to the Company promptly after filing the election with the Internal Revenue Service.
3.3    Tax Withholding.
(a)    The Company shall withhold, or cause to be withheld, Shares otherwise vesting or issuable under this Award in satisfaction of any applicable withholding tax obligations. The number of Shares which may be so withheld or surrendered shall be limited to the number of Shares which have a fair market value on the date of withholding no greater than the aggregate amount of such liabilities based on the maximum individual statutory withholding rates in Participant’s applicable jurisdictions for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such taxable income.
(b)    Participant acknowledges that Participant is ultimately liable and responsible for all taxes owed in connection with the Restricted Shares, regardless of any action the Company or any Subsidiary takes with respect to any tax withholding obligations that arise in connection with the Restricted Shares. Neither the Company nor any Subsidiary makes any representation or undertaking regarding the treatment of any tax withholding in connection with the awarding, vesting or payment of the Restricted Shares or the subsequent sale of the Restricted Shares. The Company and the Subsidiaries do not commit and are under no obligation to structure this Award to reduce or eliminate Participant’s tax liability.

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ARTICLE IV.
RESTRICTIVE LEGENDS AND TRANSFERABILITY
4.1    Legends. Any certificate representing a Restricted Share will bear the following legend until the Restricted Share becomes a Vested Share:
THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO FORFEITURE IN FAVOR OF THE COMPANY AND MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF A RESTRICTED STOCK AGREEMENT BETWEEN THE COMPANY AND THE STOCKHOLDER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.
4.2    Transferability. The Restricted Shares and any Retained Distributions are subject to the restrictions on transfer in the Plan. Any attempted transfer or disposition of Unvested Shares or related Retained Distributions prior to the time the Unvested Shares become Vested Shares will be null and void. The Company will not be required to (a) transfer on its books any Restricted Share that has been sold or otherwise transferred in violation of this Agreement or (b) treat as owner of such Restricted Share or accord the right to vote or pay dividends to any purchaser or other transferee to whom such Restricted Share has been so transferred. The Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, or make appropriate notations to the same effect in its records.
ARTICLE V.
OTHER PROVISIONS
5.1    Adjustments. Participant acknowledges that the Restricted Shares are subject to adjustment, modification and termination in certain events as provided in this Agreement and the Plan.
5.2    Notices. Any notice to be given under the terms of this Agreement to the Company must be in writing and addressed to the Company in care of the Company’s Secretary at the Company’s principal office or the Secretary’s then-current email address or facsimile number. Any notice to be given under the terms of this Agreement to Participant must be in writing and addressed to Participant at Participant’s last known mailing address, email address or facsimile number in the Company’s personnel files. By a notice given pursuant to this Section, either party may designate a different address for notices to be given to that party. Any notice will be deemed duly given when actually received, when sent by email, when sent by certified mail (return receipt requested) and deposited with postage prepaid in a post office or branch post office regularly maintained by the United States Postal Service, when delivered by a nationally recognized express shipping company or upon receipt of a facsimile transmission confirmation.
5.3    Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.
5.4    Conformity to Securities Laws. Participant acknowledges that the Plan, the Grant Notice and this Agreement are intended to conform to the extent necessary with all Applicable Laws and, to the extent Applicable Laws permit, will be deemed amended as necessary to conform to Applicable Laws.
5.5    Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement will inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth in this Agreement or the Plan, this Agreement

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will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.
5.6    Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan or this Agreement, if Participant is subject to Section 16 of the Exchange Act, the Plan, the Grant Notice, this Agreement and the Restricted Shares will be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3) that are requirements for the application of such exemptive rule. To the extent Applicable Laws permit, this Agreement will be deemed amended as necessary to conform to such applicable exemptive rule.
5.7    Entire Agreement. The Plan, the Grant Notice and this Agreement (including any exhibit hereto) constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof.
5.8    Agreement Severable. In the event that any provision of the Grant Notice or this Agreement is held illegal or invalid, the provision will be severable from, and the illegality or invalidity of the provision will not be construed to have any effect on, the remaining provisions of the Grant Notice or this Agreement.
5.9    Limitation on Participant’s Rights. Participation in the Plan confers no rights or interests other than as herein provided. This Agreement creates only a contractual obligation on the part of the Company as to amounts payable and may not be construed as creating a trust. Neither the Plan nor any underlying program, in and of itself, has any assets. Participant will have only the rights of a general unsecured creditor of the Company with respect to amounts credited and benefits payable, if any, with respect to the Award.
5.10    Not a Contract of Employment. Nothing in the Plan, the Grant Notice or this Agreement confers upon Participant any right to continue in the employ or service of the Company or any Subsidiary or interferes with or restricts in any way the rights of the Company and its Subsidiaries, which rights are hereby expressly reserved, to discharge or terminate the services of Participant at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in a written agreement between the Company or a Subsidiary and Participant.
5.11    Counterparts. The Grant Notice may be executed in one or more counterparts, including by way of any electronic signature, subject to Applicable Law, each of which will be deemed an original and all of which together will constitute one instrument.
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A-5

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